Exhibit 5.1
July 20, 2005
Solectron Global Finance LTD
Solectron Corporation
847 Gibraltar Road
Milpitas, CA 95035

Re:	Exchange of $150,000,000 of Solectron Global Finance LTD’s Outstanding 8.00% Senior Subordinated Notes due 2016 Guaranteed by Solectron Corporation
Ladies and Gentlemen:
     We have acted as special counsel to Solectron Global Finance LTD (the “Issuer”), an exempted company with limited liability under the laws of the Cayman Islands, and to Solectron Corporation, a Delaware corporation (the “Guarantor” and, together with the Issuer, the “Registrants”), in connection with the filing by the Registrants with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Registration Statement, the Issuer is registering under the Securities Act an aggregate of up to $150,000,000 aggregate principal amount of 8.00% Senior Subordinated Notes due 2016 (the “Exchange Notes”) to be issued in exchange (the “Exchange Offer”) for a like amount of the Issuer’s outstanding 8.00% Senior Subordinated Notes due 2016 (the “Outstanding Notes”) upon the terms set forth in the Registration Statement and the letter of transmittal filed as an exhibit thereto. The Outstanding Notes are guaranteed by the Guarantor (the “Outstanding Guarantees”). The Registration Statement also registers the issuance of the guarantees by the Guarantor of the Exchange Notes pursuant to the Exchange Offer (the “Exchange Notes Guarantees” and, together with the Outstanding Guarantees, the “Guarantees”). The Exchange Notes and the Exchange Notes Guarantees to be issued pursuant to the Exchange Offer are collectively referred to herein as the “Securities.” The Outstanding Notes and Outstanding Guarantees were issued, and the Securities will be issued, under an Indenture, dated as of February 21, 2006 (the “Indenture”), among the Registrants and U.S. Bank National Association, as trustee (the “Trustee”).
     In rendering the opinions expressed below, we have examined originals or copies of (a) the Registration Statement, in the form filed with the Commission; (b) the Registration Rights Agreement, dated as of February 21, 2006 (the “Registration Rights Agreement”), by and among the Registrants and the initial purchasers parties thereto; (c) the Indenture; (d) forms of the certificates representing the Securities, included as exhibits to the Indenture; and (e) certain other

Solectron Global Finance LTD
July 20, 2006

documents delivered by or on behalf of the Registrants and the Trustee as of the date hereof in connection with the delivery of the Exchange Notes and such other documents that we deem necessary or appropriate to express the opinions presented in this letter.
     We have assumed the following: (a) the authenticity of documents submitted to us as originals and the genuineness of all signatures appearing on any document; (b) the conformity to the originals of all documents submitted to us as copies; (c) that the Indenture is a legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms and that the Exchange Notes will have been duly authenticated by the Trustee; (d) the legal capacity of natural persons; and (e) that the obligations of the respective parties to the Indenture and the Exchange Notes are not adversely affected by any (i) breaches of or defaults under them or other agreements or instruments, (ii) violations of statutes, rules, regulations or courts or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities or any other person. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Registrants.
     Members of our firm are admitted to the practice of law by the bar of the State of New York, and we express no opinion as to any matter relating to laws of any jurisdiction other than the Federal laws of the United States of America, the Delaware General Corporation Law (the “DGCL”) and the internal laws of the State of New York, as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported Delaware judicial decisions interpreting such statues and provisions.
     We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, fiduciary duty, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law, public policy or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

Solectron Global Finance LTD
July 20, 2006

     With regard to our opinion in paragraph 1 below relating to the valid and binding obligation of the Exchange Notes, we have relied, with its consent, on the opinion of the Cayman Islands law firm of Charles Adams Ritchie and Duckworth, as to the existence and corporate power of the Issuer and the due authorization of, and the execution and delivery of the Indenture and the due authorization of, and the corporate power to execute and deliver the Exchange Notes.
     On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:
     1.     When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and (ii) the Exchange Notes have been duly executed and delivered by the Issuer and authenticated by the Trustee in accordance with the provisions of the Indenture, and exchanged for the Outstanding Notes in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, and will be entitled to the benefits provided by the Indenture; and
     2.     When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act, (ii) the Exchange Notes have been duly executed and delivered by the Issuer and authenticated by the Trustee in accordance with the provisions of the Indenture, and exchanged for the Outstanding Notes in accordance with the terms of the Exchange Offer, and (iii) the Exchange Notes Guarantees have been duly executed and delivered by the Guarantor in accordance with the provisions of the Indenture, and exchanged for the Outstanding Guarantees in accordance with the terms of the Exchange Offer, the Exchange Notes Guarantees will constitute valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms, and will be entitled to the benefits provided by the Indenture.

Solectron Global Finance LTD
July 20, 2006

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and any amendments thereto. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act. This opinion letter speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date.

Sincerely, /s/ Wilson Sonsini Goodrich & Rosati WILSON SONSINI GOODRICH & ROSATI Professional Corporation